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                                   Exhibit 11
                                 (Page 1 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                   (in thousands - except per share amounts)

                                             Three months         Nine months
                                            ended March 31,      ended March 31,
                                            1998     1997        1998      1997
                                           ------   ------      ------    -------
COMPONENTS OF BASIC NET INCOME
  PER COMMON SHARE:

  Income before extraordinary loss and
    cumulative effect of change in
    accounting principle .............     16,038      16,054      41,518      49,412

  Extraordinary loss on repurchase of
   subordinated notes, net of taxes ..       --          (633)       --          (633)

  Cumulative effect of change
   in accounting principle ...........       --          --        (6,922)       --
                                         --------    --------    --------    --------

  Net income .........................   $ 16,038    $ 15,421    $ 34,596    $ 48,779
                                         ========    ========    ========    ========

  Average common shares outstanding
   during the period .................     43,512      43,324      43,464      43,238

  Average treasury shares held
   during the period .................     (3,956)     (2,732)     (3,731)     (2,314)
                                           ------      ------      ------      ------
  Average common shares outstanding ..     39,556      40,592      39,733      40,924
                                           ======      ======      ======      ======

  Basic earnings per share:

  Income before extraordinary loss and
   cumulative effect of change
   in accounting principle ...........   $   0.41    $   0.40    $   1.04    $   1.21

  Extraordinary loss on repurchase of
   subordinated notes, net of taxes ...      --         (0.02)       --         (0.02)

  Cumulative effect of change
   in accounting principle ...........       --          --         (0.17)       --
                                         --------    --------    --------    --------

  Net income .........................   $   0.41    $   0.38    $   0.87    $   1.19
                                         ========    ========    ========    ========


                                   Exhibit 11
                                 (Page 2 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                   (in thousands - except per share amounts)

                                                       Three months            Nine months
                                                      ended March 31,         ended March 31,
                                                     1998        1997        1998         1997
                                                     ----        ----        ----         ----
COMPONENTS OF DILUTED NET INCOME
 PER COMMON SHARE:
  Income before extraordinary loss and
    cumulative effect of change in
    accounting principle....................          16,038      16,054      41,518      49,412

  Extraordinary loss on repurchase of
    subordinated notes, net of taxes........              --        (633)         --        (633)

  Cumulative effect of change
    in accounting principle.................              --         --       (6,922)        --
                                                     -------     -------     -------     -------

  Net income................................         $16,038     $15,421     $34,596     $48,779
                                                     =======     =======     =======     =======
  Average common shares outstanding
   during the period........................          43,512      43,324      43,464      43,238
  Average treasury shares held
    during the period.......................          (3,956)     (2,732)     (3,731)     (2,314)
  Common shares issuable with
    respect to common equivalents
    for stock options.......................             931         936         891         941
                                                      ------      ------      ------      ------
  Average common shares outstanding.........          40,487      41,528      40,624      41,865
                                                      ======      ======      ======      ======

  Diluted earnings per share:

  Income before extraordinary loss and
    cumulative effect of change in
    accounting principle....................         $  0.40     $  0.39     $  1.02     $  1.18

  Extraordinary loss on repurchase of
    subordinated notes, net of taxes........              --       (0.02)         --       (0.02)

  Cumulative effect of change
    in accounting principle.................              --          --       (0.17)        --
                                                     -------     -------     -------     -------

  Net income................................         $  0.40     $  0.37     $  0.85     $  1.16
                                                     =======     =======     =======     =======






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